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                                                                   Exhibit 10(m)

                                THIRD AMENDMENT
                                       OF
                        HELLER INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------


Heller International Corporation ("HIC") hereby amends its Executive Deferred Compensation Plan (the "Plan") as of January 1, 1996.

     WHEREAS, HIC has established the Plan for a select group of management and highly compensated employees;

     WHEREAS, Heller Financial, Inc. ("HFI"), Heller Financial Leasing, Inc. ("HFLI"), Heller International Group, Inc. ("HIG") and Heller International Holdings, Inc. ("HIHI") have adopted the Plan for certain of their respective management and highly compensated employees in accordance with Section 7 of the Plan;

     WHEREAS, HIC has determined that this amendment is necessary and desirable and hereby amends the Plan in accordance with Section 8 of the Plan;

     NOW, THEREFORE, the Plan is amended effective as of January 1, 1996, by substituting the following for Section 5.1 of the Plan:

          "5.1 Time and Method of Payment. Payment of a Participant's Deferral Account shall be made in the form of a single lump sum or shall commence in the form of installments as elected by the Participant at the time of his initial Deferral Election. A Participant may make a one-time election after the Eligible Employee's initial Deferral Election to change the form of payment elected by the Participant; provided that such election shall not be effective unless the election to change the form of payment is received by the Committee at least one year and one day before the Participant's Distribution Date.

     If a Participant's Deferral Account is payable in a single lump sum, the payment shall be made as soon as possible following the Valuation Date coinciding with or next following the Participant's Distribution Date in an amount equal to the value of the Participant's Deferral Account as of the most recent valuation completed prior to the date on which the balance of the Deferral Account is paid to the Participant.

     If a Participant's Deferral Account is payable in the form of installment payments, then the Participant's Deferral Account shall be paid in
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     substantially equal annual installments over a five, ten or fifteen year period (as elected by the Participant in accordance with this Section 5.1) commencing as soon as practical after the Valuation Date coinciding with or next following the Participant's Distribution Date.

     Each installment payment shall be computed by dividing the balance of the Participant's Deferral Account as of the most recent valuation completed prior to the installment payment date by the number of payments remaining in the installment period."


Executed this ____ day of April, 1996.


                           HELLER INTERNATIONAL CORPORATION


                              /s/ Peggi L. Sturm
                           By ____________________________________
                               VP
                           Its ___________________________________

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